         As filed with the Securities and Exchange Commision on February 1, 2001
                                                      Registration No. 333-50324
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                         -----------------------------

                        Post-Effective Amendment No. 1
                                      to
                                   FORM S-4
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                         -----------------------------

                       MICROCHIP TECHNOLOGY INCORPORATED
            (Exact Name of Registrant as Specified in its Charter)

          DELAWARE                                 3674                                 86-0629024
(State or other jurisdiction of       (Primary Standard Industrial                  (I.R.S. Employer
incorporation or organization)        Classification Code Number)               Identification Number)

                       MICROCHIP TECHNOLOGY INCORPORATED
                         2355 West Chandler Boulevard
                         Chandler, Arizona 85224-6199
                                (480) 792-7200
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                         -----------------------------

                                 Steve Sanghi
                Chairman, President and Chief Executive Officer
                         2355 West Chandler Boulevard
                         Chandler, Arizona 85224-6199
                                (480) 792-7200
(Name, address, including zip code, and telephone number, including area code,

                             of agent for service)
With Copies to:                              With Copies to:
Michael J. Kennedy                           John R. Holzgraefe
J. Robert Suffoletta                         Gregory J. Schmitt
Wilson Sonsini Goodrich & Rosati             a Professional Corporation
Professional Corporation                     Jenkens & Gilchrist
650 Page Mill Road                           1445 Ross Avenue, Suite 3200
Palo Alto, CA 94304-1050                     Dallas, TX 75202
(650) 493-9300                               (214) 855-4500

                         -----------------------------

  The Registration Fee was previously calculated and paid in connection with the filing of the Registration Statement on November 20, 2000.

                         -----------------------------

        No exhibits are being filed with this Post-Effective Amendment.

================================================================================

     Microchip Technology Incorporated (the "Registrant") registered the issuance of an aggregate of 10,438,164 shares of its common stock (the "Registered Shares") pursuant to a Registration Statement on Form S-4 (File No. 333-50324) originally filed with the Securities and Exchange Commission on November 20, 2000. The Registered Shares included an aggregate of 9,801,354 shares (the "Issued Shares") issued on January 16, 2001 to the former shareholders of TelCom Semiconductor, Inc. ("TelCom") pursuant to the merger contemplated by the Agreement and Plan of Reorganization, dated October 26, 2000, among the Registrant, Matchbox Acquistion Corp., a wholly-owned subsidiary of the Registrant, and TelCom. The Registrant hereby withdraws from registration under this Registration Statement the aggregate of 636,810 shares of its common stock (the "Remaining Shares"), representing the excess of the Registered Shares over the Issued Shares.

     This Post-Effective Amendment is being filed for the sole purpose of deregistering the Remaining Shares. No other changes are being made to this Registration Statement.

                                  Signatures

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chandler, Arizona on February 1, 2001.

                                    Microchip Technology Incorporated

                                    By:  /s/   Gordon W. Parnell
                                         -----------------------
                                       Name:   Gordon W. Parnell
                                       Title:  Vice President and Chief
                                               Financial Officer

                               Power of Attorney

     Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on February 1, 2001.


             Signature                                Title
             ---------                                -----

               *                    Chairman, President, Chief Executive Officer
-------------------------------     (Principal Executive Officer) and Director
Steve Sanghi

    /s/   Gordon W. Parnell         Vice President, Chief Financial Officer
-------------------------------     (Principal Financial and Accounting Officer)
Gordon W. Parnell

               *                    Director
-------------------------------
Matthew W. Chapman

                                    Director
-------------------------------
Albert J. Hugo-Martinez

               *                    Director
-------------------------------
L.B. Day

               *                    Director
-------------------------------
Wade F. Meyercord


*By :  /s/  Gordon W. Parnell
-------------------------------
      Attorney-in-Fact

                                     II-2